Exhibit 32.1

CERTIFICATION BY CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Numerex Corp. (the “Company”) on Form 10-K for the period ending December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kenneth L. Gayron, as Interim Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certificate is being furnished solely pursuant to 8 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document, and may not be disclosed, distributed or used by any person or for any reason other than as specifically required by law.

March 31, 2017

By:	/s/ Kenneth L. Gayron
Kenneth L. Gayron
Interim Chief Executive Officer